AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 1999
                  Registration Statement No. 333-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             Registration Statement
                                    Under the
                             Securities Act of 1933
        -----------------------------------------------------------------

                              EMERSON ELECTRIC CO.
             (Exact Name of Registrant as Specified in Its Charter)

             Missouri                                       43-0259330
    (State or Other Jurisdiction                          (IRS Employer
  of Incorporation or Organization)                     Identification No.)

                                 8000 West Florissant
                            St. Louis, Missouri 63136
                        (Address, Including Zip Code, of
                    Registrant's Principal Executive Offices)


            Astec (BSR) Plc 1991 Senior Executive Share Option Scheme
       Astec (BSR) Plc United States Senior Executive Share Option Scheme
                            (Full Title of the Plans)
                              Harley M. Smith, Esq.
                Assistant General Counsel and Assistant Secretary
                              Emerson Electric Co.
                           8000 West Florissant Avenue
                            St. Louis, Missouri 63043
                                 (314) 553-2431
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                                 Proposed Maximum     Proposed Maximum
Title of Securities        Amount to be         Offering Price Per   Aggregate Offering        Amount of
to be Registered (1)        Registered             Share (2)             Price (2)          Registration Fee
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
  Common Stock and         71,106 Shares (3)       $34.0247              $2,419,361               $673
   Preferred Stock
   Purchase Rights
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Preferred Stock Purchase Rights are attached to and trade with the Common Stock, par value $.50 of the Registrant (the "Common Stock"). Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.
(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of determining the registration fee. The proposed maximum aggregate offering price is computed upon the basis of the weighted average of the prices at which the options may be exercised.
(3) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents filed by Emerson Electric Co. ("Emerson" or the "Registrant") pursuant to the Securities Exchange Act of 1934 ("1934 Act") (File No. 001-00278) are incorporated by reference into this Registration Statement:

                  (a) Annual  Report on Form 10-K for the year  ended  September
                      30, 1998.

                  (b) Quarterly   Report   on   Form  10-Q for the quarter ended
                      December 31, 1998.

                  (c) Current  Report on Form 8-K dated  and  filed  October  6,
                      1998.

                  (d) The description of Emerson's  Common Stock as contained in
                      Emerson's 1934 Act Registration Statement on Form 10 as amended under cover of Form 8 on January 19, 1981.

                  (e) The  description  of Emerson's  Preferred  Stock  Purchase
                      Rights which is contained in Emerson's 1934 Act Registration Statement on Form 8-A dated and filed October 6, 1998.

                  All documents subsequently filed by Emerson pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

                  The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

                  H. M. Smith, whose opinion is contained in Exhibit 5.1, owns shares of the Registrant's Common Stock and holds options to purchase shares of such Common Stock.

Item 6.  Indemnification of Directors and Officers.

                  The Registrant is a Missouri corporation. Section 351.355.1 of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355.2 provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any claim, issue or matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355.3 provides that a corporation shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355.1 or 351.355.2. Section
351.355.7 provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

                  At the Annual Meeting of Shareholders held on February 10, 1987, the shareholders adopted indemnification agreements with the directors of the Registrant and amendments to the bylaws of the Registrant which incorporate indemnity provisions permitted by Section 351.355.7 described above. The amended By-Laws provide that the Registrant will indemnify its directors and officers against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any action by or on behalf of the Registrant, on account of their service as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise when they are serving in such capacities at the request of the Registrant, excepting only cases where (i) the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct, (ii) a final court adjudication shall determine that such indemnification is not lawful, (iii) judgment is rendered against such person for an accounting of profits made from a purchase or sale of securities of the Registrant in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, or (iv) any remuneration paid to such person is adjudicated to have been paid in violation of law. Such person shall be indemnified only to the extent that the aggregate of loses to be indemnified exceeds the amount of such losses for which the director or officer is insured pursuant to any directors' or officers' liability insurance policy maintained by the Registrant.

                  The Registrant maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 18, 1999.

                                          EMERSON ELECTRIC CO.

                                          By:   /s/  W. J. Galvin
                                             -----------------------------------
                                              W. J. Galvin
                                              Senior Vice President-Finance and
                                              Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints W. J. Galvin, W. W. Withers and H. M. Smith, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on February 2, 1999.

         Signature                                    Title


     /s/ Charles F. Knight          Chairman of the Board and  Chief  Executive
----------------------------------- Office and Director
         C. F. Knight


       /s/ W. J. Galvin             Senior  Vice  President-Finance  and  Chief
----------------------------------- Financial Officer (Chief Accounting Officer)
         W. J. Galvin


       /s/ J. G. Berges             Director
-----------------------------------
         J. G. Berges

     /s/ L. L. Browning, Jr.         Director
-----------------------------------
       L. L. Browning, Jr.


       /s/ A. A. Busch III           Director
-----------------------------------
        A. A. Busch, III


        /s/ D. C. Farrell            Director
-----------------------------------
          D. C. Farrell


        /s/ J. A. Frates             Director
-----------------------------------
          J. A. Frates


        /s/ R. B. Horton             Director
-----------------------------------
          R. B. Horton


         /s/ G. A. Lodge             Director
-----------------------------------
           G. A. Lodge


      /s/ V. R. Loucks, Jr.          Director
-----------------------------------
        V. R. Loucks, Jr.


         /s/ R. B. Loynd             Director
-----------------------------------
           R. B. Loynd


        /s/ R. L. Ridgway            Director
-----------------------------------
          R. L. Ridgway


                                     Director
-----------------------------------
          R. W. Staley



         /s/ A. E. Suter             Director
-----------------------------------
           A. E. Suter

         /s/ G. W. Tamke             Director
-----------------------------------
           G. W. Tamke


       /s/ W. M. Van Cleve           Director
-----------------------------------
         W. M. Van Cleve


    /s/ E. E. Whitacre, Jr.          Director
-----------------------------------
        E. E. Whitacre, Jr.

                              EMERSON ELECTRIC CO.

                                  EXHIBIT INDEX

        Exhibit
        Number        Description
   ------------------ ----------------------------------------------------------

          4.1         Restated    Articles   of    Incorporation   of   Emerson,
                      incorporated by reference to Emerson's Form 10-Q for the quarter ended March 31, 1997, Exhibit 3(a).

          4.2 Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock, incorporated by reference to Emerson's 1998 Form 10-K,
                      Exhibit 3(a).

          4.3         Rights   Agreement   dated  as  of   November   1,   1998,
                      incorporated by reference to Emerson's Form 8-A, dated October 6, 1998, Exhibit 1.

          4.4 Bylaws of Emerson, incorporated by reference to Emerson's 1998 Form 10-K, Exhibit 3(b).

          5.1         Opinion of Counsel of Emerson Electric Co.

         23.1         Consent of KPMG LLP.

         24.1         Power of Attorney (included in Signature Page).